July 19, 1996





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


	RE:	Registration Statement on Form S-8
		Cyclodextrin Technologies Development, Inc.


Gentlemen:

	I have acted as counsel for Cyclodextrin Technologies Development, Inc. (the "Company") in connection with its proposed offering to certain consultants of Company of 110,010 common shares
(par value $.0001). In connection with the proposed public offering and above-described registration statement, I have reviewed the following:

	1. The Certificate of Incorporation and amendments thereto of the Company;

	2. The By-Laws and amendments thereto of the Company;

	3. The minute books of the Company; and

	On the basis of such investigation and the examination of such other records as I deemed necessary, I am of the opinion that:

	a) the Company has been duly incorporated and is validly existing under the laws of the State of Florida; and

	b) The 110,010 shares have been duly authorized and when issued, will be legally issued by the Company and will be fully paid and nonassessable.


	I consent to the filing of this opinion as an Exhibit for the purpose of registering all or a portion of the Common Shares described in Form S-8 under the relevant state and federal securities laws.



						Sincerely,


						/s/ Bruce Brashear
						Bruce Brashear, Esq.